Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199133, No. 333-214595, No. 333-219292, No. 333-226521, No. 333-233794, No. 333-248584, No. 333-259186, No. 333-265439, No. 333-272514, No. 333-283290, No. 333-287378, and No. 333-291176) of Alibaba Group Holding Limited of our report dated May 20, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

May 20, 2026